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                                                                   EXHIBIT 10.20


                           ATVEF ADOPTER LICENSE AGREEMENT

This is a patent and copyright license agreement among parties wishing to adopt the Advanced Television Enhancement Forum Specification.

As used in this Agreement:

1.       DEFINITIONS

         1.1 The "Founders" are Cable Television Laboratories, Inc; Intel Corporation; Microsoft Corporation; Network Computer, Inc.; CNN; The Walt Disney Company; PBS; Tribune Company; Warner Bros.; and other companies that sign the ATVEF Founders Agreement as agreed upon by the Founders.

         1.2 "Adopter" is the entity named at the end of this Agreement which has executed this Adopter Agreement, delivered it to the Secretary and is current in its payment of the Adopter Fee, as defined in Section 3.6, below.

         1.3 "Adopters" are all other entities which have executed an identical counterpart of this Agreement, have delivered it to the Secretary and are current in their payment of the Adopter Fee.

         1.4 "Specification" is the specification entitled "Advanced Television Enhancement Forum Specification" authored and published by the Founders.

         1.5 "Licensed Implementations" means the implementations expressly designated in the Specification and shall include, but not be limited to, the following (1) the URL definition format and capability for displaying a TV image with a web page using HTML; (2) the trigger definition and syntax to be used by attributes for content distribution; (3) the file and packet header formats for the specified file transfer protocol; and
                  (4) the JavaScript for executing responsively to specified events and for dynamically altering content.

         1.6 "License Statements" means statements on file with the Secretary that specify the terms under which Founders license their Necessary Claims that read on the Licensed Implementations.

         1.7 "Necessary Claims," means claims of a patent or patent application with an effective filing date on or before June 1, 2000 that read on an implementation required by the Specification as embodied in a product or service compliant with the Specification.

         1.8 "Secretary" shall initially be Intel Corporation or other party designated by the Founders and shall be responsible for carrying out the administrative duties set forth in this Agreement and the ATVEF Specification Founders' Agreement.

2.       GRANTS OF LICENSES

                  Upon the later of Adopter's execution of this Agreement or public release of the Specification by the Founders:

         2.1 Pursuant to the terms of the Specification Founders' Agreement, Founders grant to Adopter, a perpetual, irrevocable, nonexclusive, nontransferable, nonsublicenseable, worldwide license under their Necessary Claims under the terms and conditions, if any, set forth in License Statement(s) on file with the Secretary, to make, have made, use, import, offer to sell and sell Licensed Implementations that comply With the Specification, and agree not to assert any Necessary Claim against Adopter or any vendor, distributor, purchaser or other person in the chain of distribution for the manufacture, use, distribution, offer to sell, sale, import, or other transfer of a Licensed Implementation compliant with the Specification and produced by or on behalf of Adopter; provided that such license and agreement not to assert Necessary Claims
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                         ATVEF ADOPTER LICENSE AGREEMENT

                  shall not extend to features of a product or service which are not required to comply with the Specification; provided, further, that such license or agreement not to assert Necessary Claims shall not, and further does not extend to any party that is asserting Necessary Claims against the grantor of the license with respect to such products or services.

         2.2 Adopter hereby grants to the Founders and Adopters, and Adopter accepts from the Adopters, a perpetual, irrevocable, nonexclusive, royalty-free, nontransferable, nonsublicenseable, worldwide license under its Necessary Claims to make, have made, use, import, offer to sell and sell Licensed Implementations that comply with the Specification and does not extend to any party that is asserting Necessary Claims against the grantor of the license on such products; provided that such license and agreement not to assert Necessary Claims shall not extend to features of a product or service which are not required to comply with the Specification and further agrees not to assert any Necessary Claim against a Founder, Adopter or vendor, distributor, purchaser or other person in the chain of distribution for the manufacture, use, distribution, offer to sell, sale, import, or other transfer of a Licensed Implementation compliant with the Specification and produced by or on behalf of a Founder or Adopter.

         2.3 Pursuant to the terms of the ATVEF Specification Founders' Agreement, the Founders grant to Adopter a nonexclusive, perpetual, irrevocable, nonexclusive, nontransferable, nonsublicenseable, royalty-free worldwide license under the copyrights in the Specification to use and reproduce the Specification as reasonably necessary to practice the license set forth in this Agreement.

         2.4 The rights granted to Adopter herein are subject to Adopter's full compliance with the terms and conditions set forth in this Agreement.

         3.       GENERAL

         3.1 Trademarks. Adopter hereby agrees not to object to the use of any mark approved by the Founders in conjunction with the promotion, manufacture or distribution of product or service that is compliant with the Specification by a Founder, an Affiliate of one of the Founders, an Adopter or person involved in the manufacture or distribution of a product or service compliant with the Specification. Adopters may not identify any product or service which does not fully comply with the Specification under any mark or brand adopted by the Founders, or any marks confusingly similar to such marks, to identify the Specification. Adopter is hereby granted a license to use the marks and/or logos adopted by the Founders (the "Marks") solely to indicate that products or services bearing or promoted under the Marks comply with the Specification, and are only to be used with products and/or services which are fully compliant with requirements of the Specification.

         3.2 Governing Law. This Agreement shall be construed and controlled by the laws of New York, without reference to conflict of laws principles.

         3.3 Jurisdiction. The parties agree that all disputes arising in any way out of this Agreement shall be heard exclusively in, and all parties irrevocably consent to jurisdiction and venue in, the state and Federal courts of New York.

         3.4 No Other Licenses. Except for the rights expressly provided by this Agreement, Adopter neither grants nor receives, by implication, or estoppel, or otherwise, any rights under any patents or other intellectual property rights.

         3.5 No Warranty. Adopter acknowledges that the Specification is provided "AS IS" WITH NO WARRANTIES WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY,


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                         ATVEF ADOPTER LICENSE AGREEMENT

                  INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF
                  MERCHANTABILITY, NONINFRINGEMENT, FITNESS FOR ANY PARTICULAR PURPOSE, OR ANY WARRANTY OTHERWISE ARISING OUT OF ANY PROPOSAL, SPECIFICATION, OR SAMPLE.

         3.6 Fees. The annual fee for Adopters shall be $2500 per year ("Adopter Fee") through December 31, 1999.

         3.7 Not Partners. Adopter understands that the Founders are independent companies and are not partners or joint venturers with each other. While the Founders may select an entity to handle certain administrative tasks for them, no party is authorized to make any commitment on behalf of all or any of them.

         3.8 Limitation of Liability. IN NO EVENT WILL FOUNDERS BE LIABLE TO EACH OTHER, OR TO ANY ADOPTER FOR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, LOST PROFITS, LOSS OF USE, LOSS OF DATA OR ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT, OR SPECIAL DAMAGES, WHETHER UNDER CONTRACT, TORT, WARRANTY OR OTHERWISE, ARISING IN ANY WAY OUT OF THIS OR ANY OTHER RELATED AGREEMENT, WHETHER OR NOT SUCH PARTY HAD ADVANCE NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

         3.9 Complete Agreement. This Agreement sets forth the entire understanding of the agreement between the Adopters and the Founders and supersedes all prior agreements and understandings relating hereto. No modifications or additions to or deletions from this Agreement shall be binding unless accepted in writing by an authorized representative of all parties.

         3.10 Notices. All notices to be provided pursuant to this Agreement shall be given in writing and shall be effective when either served by personal delivery or upon receipt via certified mail, return receipt requested, postage prepaid, overnight courier service or sent by facsimile transmission with hard copy confirmation sent by certified mail, in each case to the party at the addresses listed below:

                  Secretary: ATVEF               Adopter: Wink Communications
                  Intel Corporation              1001 Marina Village Parkway
                  Attn.: General Counsel         Alameda, CA 94501
                  2200 Mission College Blvd.     USA
                  Santa Clara, CA 95052          Attn: Senior Vice President,
                  USA                            Programming

                  Either party may give written notice of a change of address and, after notice of such change has been received, any notice or request shall thereafter be given to such party at such changed address.
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                         ATVEF ADOPTER LICENSE AGREEMENT

         3.11 Effective. This Agreement is not effective until fully executed and received by the Secretary.

Founder [or Secretary]:

Company:                                   Address:
By:
Name:                                      Telephone:
Title:                                     Fax:
Date:                                      e-mail:

Adopter:
Company: Wink Communications               Address: 1001 Marina Village Parkway
By:                                        Alameda, CA 94501
Name: Allan C. Thygesen                    Telephone: 510-337-6945
Title: Senior Vice President               Fax: 510-337-2960
Date: July 22, 1998                        e-mail: allan.thygesen@wink.com
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                         ATVEF ADOPTER LICENSE AGREEMENT

3.11 Effective. This Agreement is not effective until fully executed and received by the Secretary.

Founder [or Secretary]:
Company: Intel Corporation        Address: 2111 NE 25th Avenue
By:                                        Hillsboro, OR 97124
Name:    CJ Fredricksen                    Telephone:  (503) 264-6414
Title:   ATVEF Director                    Fax:        (503) 264-6067
Date:    11/09/98                          e-mail:     info@atvef.com

Adopter:
Company : Wink Communications              Address: 1001 Marina Village Parkway
By:                                        Alameda, CA 94501
Name: Allan C. Thygesen                    Telephone: 510-337-6945
Title: Senior Vice President               Fax: 510-337-2960
Date: July 22, 1998                        e-mail: allan.thygesen@wink.com